[FORM OF FACE OF RECEIPT]


     NUMBER                                                          SHARES
DRT-                           FIRST INDUSTRIAL

THIS CERTIFICATE IS TRANSFERABLE                               (CUSIP ______)
  IN NEW YORK, NY                                              SEE REVERSE
                                                               FOR CERTAIN
                                                               DEFINITIONS

                         RECEIPT FOR DEPOSITARY SHARES,
                      EACH REPRESENTING 1/100 OF A SHARE OF
                   8 3/4% SERIES B CUMULATIVE PREFERRED STOCK

                       FIRST INDUSTRIAL REALTY TRUST, INC.
             (INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND)

                  First Chicago Trust Company of New York, a national banking association duly organized and existing under the laws of the United States of America with an office at the time of execution of the Deposit Agreement (as defined below) at One First National Plaza, Suite 0123, Chicago, IL 60670, as Depositary (the "Depositary"), hereby certifies that






is a registered owner of                                  DEPOSITARY SHARES
("Depositary Shares"), each Depositary Share representing 1/100 of one fully paid and non-assessable share of 8 3/4% Series B Cumulative Preferred Stock, $2,500 liquidation preference per preferred share (the "Shares"), of First Industrial Realty Trust, Inc., a Maryland corporation (the "Company"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of May 14, 1997 (the "Deposit Agreement"), among the Company, the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or be entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:


                                                                       President


Countersigned and Registered:
  FIRST CHICAGO TRUST COMPANY OF NEW YORK
                           Depositary and
                           Registrar                     Secretary and Treasurer

                          [FORM OF REVERSE OF RECEIPT]

                       FIRST INDUSTRIAL REALTY TRUST, INC.


         THE SHARES OF STOCK REPRESENTED BY THIS DEPOSITARY RECEIPT ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. NO PERSON MAY BENEFICIALLY OWN SHARES OF STOCK IN EXCESS OF 9.9% (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE CORPORATION) OF THE OUTSTANDING STOCK OF THE CORPORATION. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN SHARES OF STOCK IN EXCESS OF THE ABOVE LIMITATION MUST IMMEDIATELY NOTIFY THE CORPORATION. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CORPORATION'S ARTICLES OF INCORPORATION, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. IF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, THE SHARES OF STOCK REPRESENTED HEREBY MAY BE AUTOMATICALLY EXCHANGED FOR SHARES OF EXCESS STOCK WHICH WILL BE HELD IN TRUST BY THE CORPORATION.

         THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSIONS AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND, WITH RESPECT TO ANY PREFERRED OR SPECIAL CLASS IN A SERIES, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES.

                  The following abbreviations, when used in the inscription on the face of this Depositary Receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--  as tenants in common     UNIF GIFT MIN ACT--.........Custodian.....
TEN ENT--  as tenants by the                             (Cust)         (Minor)
           entireties
JT TEN --   as joint tenants with                 under Uniform Gifts to Minors
           right of survivorship                  Act ............
           and not as tenants in                        (State)
           common

                    Additional abbreviations may also be used though not in the above list.


For Value Received, _____________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


    -----------------------------------------

    -----------------------------------------

                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                      INCLUDING POSTAL ZIP CODE OF ASSIGNEE

--------------------------------------------------------------------------------

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____________________________________Depositary Shares represented by the within
Depositary Receipt, and do hereby irrevocably constitute and appoint ________________ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated___________________________




                                    (Signed)___________________________________
                                    NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                    MUST CORRESPOND WITH THE NAME AS WRITTEN
                                    UPON THE FACE OF THIS DEPOSITARY RECEIPT IN
                                    EVERY PARTICULAR, WITHOUT ALTERATION OR
                                    ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED


By:_____________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT TO
S.E.C. RULE 17Ad-15.



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